EXHIBIT 10.1

AMENDMENT NO. 2

TO

SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

THIS AMENDMENT NO. 2 (“Amendment No. 2”) effective as of March 31, 2008 (the “Effective Date”), to the Second Amended and Restated Revolving Credit And Term Loan Agreement among HARDINGE INC. (the “Borrower”) the Banks signatory thereto, (the “Banks”) MANUFACTURERS AND TRADERS TRUST COMPANY, as Agent and Lead Arranger, JPMORGAN CHASE BANK, N.A., as Syndication Agent, and KEYBANK NATIONAL ASSOCIATION, as Documentation Agent.

This Amendment No. 2 is made with reference to the following facts:

R.1          The Borrower, the Banks, the Agent, the Syndication Agent and the Documentation Agent entered into a Second Amended and Restated Revolving Credit And Term Loan Agreement dated as of November 21, 2006 (as amended by that certain Amendment No. 1, dated as of February 28, 2008 the “Loan Agreement”).

R.2          The Borrower, the Banks, the Agent, the Syndication Agent and the Documentation Agent desire to amend certain of the terms of the Loan Agreement as outlined in this Amendment No. 2.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.             Definitions.  Except as otherwise set forth herein, as used in this Amendment No. 2, the terms defined in the Loan Agreement shall have the meanings assigned to them in the Loan Agreement.

2.             Amendment.  The definition of “EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“EBITDA” means Consolidated Net Income prior to the deduction of Consolidated Interest Expense, prior to the deduction of federal or foreign corporate income and corporate franchise taxes, prior to the deduction of depreciation and amortization and MINUS to the extent included in the determination of Consolidated Net Income for such period, the sum of the following for the Borrower and its Consolidated Subsidiaries: (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise able to be included as a separate item in the statement of Consolidated net Income for such period, gains on the sales of assets outside the ordinary course of business), and (c) any other non-cash income, all as determined on a consolidated basis and PLUS to the extent deducted in the determination of

Consolidated Net Income for such period, the sum of the following for the Borrower and its Consolidated Subsidiaries: (i) a pretax loss of $1,700,000 for the quarterly period ending on the Quarterly Date of December 31, 2007, consisting of a gain of $1,100,000 with respect to accounts payable offset by a deduction of $2,800,000 relating to profits in inventory; (ii) a gain on sale of $1,400,000 for sale of the Exeter England facility for the quarterly period ending on the Quarterly Date of September 30, 2007; and (iii) a net loss of $1,400,000 for the four quarterly periods ending on the Quarterly Date of March 31, 2008 relating to currency exchange losses.

3.             Representations and Warranties.  Borrower hereby represents and warrants to the Agent, in its capacity as an Agent and as a Bank, and on behalf of the Banks that:

3.1           Corporate Authority.  The execution, delivery and performance by the Borrower of this Amendment No. 2 has been duly authorized by all necessary corporate action and does not and will not require any consent or approval of it shareholders, which has not been obtained, or contravene its certificate of incorporation or by-laws, as amended to date.

3.2           Legally Enforceable Amendment.  This Amendment No. 2 and the Loan Agreement, as amended, are legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, without offset against or defense thereto or counterclaim of any nature or kind, except to the extent that such enforcement might be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally.

4.             Miscellaneous.  Except as expressly provided in this Amendment No. 2, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect, except that each reference in the Loan Agreement, and in any of the other Loan Documents, and in any agreements, certificates and notices simultaneously herewith or hereafter executed under or pursuant to the Loan Agreement or the other Loan Documents, to the “Loan Agreement”, “this Agreement”, “hereof”, “herein” and similar terms referring to the Loan Agreement and other Loan Documents, shall be deemed to refer to the Loan Agreement and the other Loan Documents as amended by this Amendment No. 2.

This Amendment No. 2 shall be interpreted and construed according to its fair meaning and neither for or against any party hereto, irrespective of which party caused the same to be drafted.  Each of the parties hereto hereby acknowledges that it has been or has had the opportunity to be represented by an attorney in connection with the preparation and execution of this Amendment No. 2.

All prior understandings, agreements, representations and warranties, whether oral or written, between the Borrower and the Agent and/or the Borrower and the Banks are merged into this Amendment No. 2, which Amendment No. 2 completely expresses their full agreement and has been entered into after full investigations, neither party relying upon any statement made by anyone else that is not set forth in this Amendment No. 2.

This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state, without regard to conflict of laws principles.

The section headings in this Amendment No. 2 are inserted for convenience only and shall not be considered a part of this instrument.

This Amendment No. 2 may be signed in any number of counterparts and /or facsimile or pdf versions and each counterpart and/or facsimile or pdf shall constitute an original instrument, but all such separate counterparts and facsimiles and pdf’s shall constitute only one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be executed as of the date first above written.

HARDINGE INC.

By:	/S/ J. PATRICK ERVIN
	Name:	J. Patrick Ervin
	Title:	President and Chief Executive Officer

MANUFACTURERS AND TRADERS TRUST COMPANY, as Agent, Lead Arranger and as a Bank

By:	/S/ SUSAN A. BURTIS
	Name:	Susan A. Burtis
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., as Syndication Agent and as a Bank

By:	/S/ CHRISTINE DESCHAMPS
	Name:	Christine Deschamps
	Title:	Senior Vice President

KEY BANK NATIONAL ASSOCIATION, as Documentation Agent and as a Bank

By:	/S/ CARL J. LUGER
	Name:	Carl J. Luger
	Title:	Senior Vice President

GS-1

NBT BANK, NATIONAL ASSOCIATION, as a Bank

By:	/S/ RONALD GOODWIN
	Name:	Ronald Goodwin
	Title:	Vice President

GS-2